SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          AVID SPORTSWEAR & GOLF CORP.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 NEVADA                                88-0374969
                 ------                                ----------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                        22 SOUTH LINKS AVENUE, SUITE 204
                             SARASOTA, FLORIDA 34236
                    (Address of Principal Executive Offices)

                                   Copies to:
                             Clayton E. Parker, Esq.
                           Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                                 (305) 539-3300
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If this form  relates to the  registration     If this form  relates to the  registration
of  a  class  of  securities  pursuant  to     of  a  class  of  securities  pursuant  to
Section  12(b) of the  Exchange Act and is     Section  12(g) of the  Exchange Act and is
effective pursuant to General  Instruction     effective pursuant to General  Instruction
A.(c), please check the following box. [ ]     A.(d), please check the following box. [X]
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Securities  Act  registration  statement file number to which this form relates:
333-52288

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                      Name of Each Exchange on Which
      to be so Registered                      Each Class is to be Registered
      -------------------                      ------------------------------

      None                                     None


Securities to be registered pursuant to Section 12(g) of the Act:

      Common Stock, par value $0.001


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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            -------------------------------------------------------

      This information is incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-52288), filed with the Securities and Exchange Commission on December 20, 2000, as amended (the "REGISTRATION STATEMENT"), in the section entitled "Description of Securities."

ITEM 2.     EXHIBITS.
            --------

      The following exhibits are filed as part of this Form 8-A.

      1 Stock Purchase and Sale Agreement dated as of December 18, 1998 among our company, Avid Sportswear, Inc. and the shareholders of Avid Sportswear, Inc.*

      2 Articles of Incorporation filed on September 19, 1997 with the Nevada Secretary of State*

      3 Amended Articles of Incorporation filed on May 12, 1999 with the Nevada Secretary of State*

      4 Certificate of Amendment to Articles of Incorporation filed on May 27, 1999 with the Nevada Secretary of State*

      5     Bylaws*

      6     2000 Stock Incentive Plan*

      7 Agreement dated as of December 8, 1998 between the Championship Committee Merchandising Limited and Avid Sportswear Inc.*

      8     Lease  dated  as  of  March  1,  1999   between  F  &  B  Industrial
            Investments, LLC and Avid Sportswear, Inc.*

      9 Lease dated as of April 30, 1999 between Links Associates, Ltd. and our company*

      10 Employment Agreement dated as of September 11, 1999 between Barnum Mow and Avid Sportswear, Inc.*

      11 Trademark License Agreement dated as of May 10, 1999 between Levi Strauss & Co. and Avid Sportswear, Inc.*

      12 Employment Agreement dated as of January 1, 1999 between David E. Roderick and Avid Sportswear, Inc.*

      13 Promissory Note in the original principal amount of $180,000 dated as of June 4, 1999 from our company to First State Bank*

      14 Commercial Security Agreement dated as of November 17, 1999 between First State Bank and our company*

      15 Promissory Note dated as of November 17, 1999 in the original principal amount of $1,000,000 given by our company to First State Bank*

      16 Business Loan Agreement dated as of November 17, 1999 between First State Bank and our company*

      17 Convertible Revolving Demand Note dated as of December 1, 1999 in the original principal amount of $550,000 given by our company to Earl Ingarfield*

      18 Convertible Revolving Demand Note dated as of December 1, 1999 in the original principal amount of $1,000,000 given by our company to Lido Capital Corporation*

      19 Convertible Revolving Demand Note dated as of December 1, 1999 in the original principal amount of $125,000 given by our company to Michael E. LaValliere*

      20 Convertible Revolving Demand Note dated as of December 1, 1999 in the original principal amount of $500,000 given by our company to Thomas Browning*

      21 Promissory Note dated as of December 23, 1999 in the original principal amount of $200,000 given by our company to Daniel Paetz*

      22 Executive Employment Agreement effective as of February 1, 2000 between our company and Earl T. Ingarfield*

      23 Consulting Agreement dated as of June 22, 2000 between Persia Consulting Group, Inc. and our company*

      24 Form of Factoring Agreement between our company and GE Capital Commercial Services, Inc

      25 Form of Factoring Agreement Guaranty/Letter of Credit Supplement between our company and GE Capital Commercial Services, Inc.*

      26 Form of Factoring Agreement - Inventory Supplement (with advances) between our company and GE Capital Commercial Services, Inc.*

      27 Form of Letter of Agreement between our company and GE Capital Commercial Services, Inc.

      28    Form of Convertible Debenture*

      29 Form of Registration Rights Agreement between our company and purchasers of convertible debentures*

      30 Line of Credit Agreement dated as of November 28, 2000 between our company and GMF Holdings, Inc.*

      31 Form of Debenture dated as of November 28, 2000 given by our company*

      32 Registration Rights Agreement dated as of November 28, 2000 between our company and GMF Holdings, Inc.*

      33 Form of Warrant dated as of November 28, 2000 given by our company*

      34 Registration Rights Agreement dated as of November 28, 2000 between our company and the May Davis Group, Inc.*

      35 Placement Agent Agreement as of November 28, 2000 between our company and the May Davis Group, Inc.*

      36 Escrow Agreement dated as of November 28, 2000 among our company, the May Davis Group, Inc. and First Union National Bank*

      37    Statement re: Computation of Earnings*

      38    Letter on Change in Certifying Accountant*

      39    Subsidiaries of our company*

      40    Consent of Independent Accountants*

      41    Power of Attorney*

      42    Financial Data Schedule*

----------------
* These Exhibits are incorporated herein by reference to the Exhibits to the Registration Statement.

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         AVID SPORTSWEAR & GOLF CORP.


                                         By: /s/ Earl T. Ingarfield
                                            ------------------------
January 25, 2001                            Earl T. Ingarfield
                                            President, Chief Executive Officer
                                            and Chairman